EXHIBIT 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

EON LABS, INC.

FILED IN THE OFFICE OF

THE SECRETARY OF STATE OF THE STATE OF DELAWARE

ON MAY 29, 2002

Filed pursuant to Section 245 of the Delaware General Corporation Law

THE UNDERSIGNED, being the duly appointed and acting President and Chief Executive Officer of Eon Labs, Inc. (the “CORPORATION”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”) and originally incorporated under the name Eon Labs Manufacturing, Inc., hereby certifies on behalf of the Corporation and not in his individual capacity, as follows:

A. The present name of the Corporation is Eon Labs, Inc.

B. The Certificate of Incorporation of the Corporation was filed with the Secretary of State on March 17, 1992, a Restated Certificate of Incorporation was filed on September 25, 1995, an amendment was filed on December 13, 2000, a Restated Certificate of Incorporation was filed on November 15, 2001, an amendment was filed on February 22, 2002 and an amendment was filed on May 21, 2002.

C. This Restated Certificate of Incorporation (this “CERTIFICATE”) was duly adopted by vote of Board of Directors of the Corporation (the “Board of Directors”) and the stockholders in accordance with the applicable provisions of Sections 242 and 245 of the DGCL. This Certificate shall be effective upon filing with the Secretary of State of the State of Delaware in accordance with the provisions of Section 103 of the DGCL.

D. This Certificate restates and integrates and further amends the Restated Certificate of Incorporation of the Corporation (the “RESTATED CERTIFICATE”) currently on file with the Secretary of State of the State of Delaware. The text of the Restated Certificate is hereby restated in its entirety to read as herein set forth:

First: The name of the Corporation is Eon Labs, Inc.

Second: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808. The name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as from time to time amended.

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 75,000,000 shares, consisting of (i) 70,000,000 shares of Common Stock, par value $.01 (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, par value $.01 (“Preferred Stock”).

A. GENERAL.

(1) Subject to the provisions of this Certificate, the Corporation may issue shares of its Common Stock or Preferred Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid capital stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

(2) Subject to the provisions of this Certificate, the Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation’s capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or a committee of the Board of Directors. The Board of Directors or a committee of the Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Common Stock and the Preferred Stock are as follows:

B. COMMON STOCK.

(1) GENERAL. Except as otherwise provided herein or as otherwise  provided by applicable law, all shares of Common Stock shall have identical  rights and privileges in every respect.

(2) RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualification, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of any series of the Preferred Stock.

(3) VOTING RIGHTS. Except as otherwise required by law or this Certificate, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation on all matters submitted to a vote for stockholders of the Corporation. Holders of Common Stock are not entitled to cumulate votes in the election of any directors.

(4) DIVIDENDS. Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock. Dividends payable under this Subsection (B) shall be paid to the holders of record of outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of the declaration and payment of each dividend. Any shares of Common Stock issued as a dividend pursuant to this Subsection (B) shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. The Corporation shall not issue fractions of shares of Common Stock on payment of such dividend but shall issue a whole number of shares to such holder of Common Stock rounded up or down in the Corporation’s sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

(5) LIQUIDATION PREFERENCES. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after all creditors of the Corporation shall have been paid in full and after payment of all sums payable in respect of Preferred Stock, if any, the holders of the Common Stock shall share on a pro rata basis in all distributions of assets pursuant to such Liquidation.

(6) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all shares of any series of Preferred Stock having conversion privileges from time to time outstanding are convertible.

C. PREFERRED STOCK.

(1) The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations orrestrictions thereof, as are stated and expressed herein or in the resolution or   resolutions providing for the issue of such class or series, adopted by the Board of Directors as hereinafter provided.

(2) Authority is hereby expressly granted to and vested in the Board of Directors, subject to the provisions of this Subsection (C), and to the limitations prescribed by the DGCL, to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

(a) whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of capital stock;

(b) the number of shares to constitute the class or series and the designations thereof;

(c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

(d) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property) and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e) whether or not the shares of a class or series shall be subject to 0the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(f) the dividend rate, whether dividends are payable in cash, securities of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of capital stock, whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate;

(g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(h) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of capital stock, securities, or other property of the Corporation or any other entity and the conversion price or prices, ratio or ratios, or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i) such other special rights and protective provisions with respect to any class or series the Board of Directors may provide.

(3) The shares of each class or series of Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stockdesignated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

(4) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof thenoutstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of a majority of the holders of the Preferred Stock, or any class or series thereof, unless a vote of any such holders is otherwise required pursuant to this Subsection (C).

Holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

Fifth: The number, classification and terms of the Board of Directors and the procedures to elect directors and to remove directors shall be as follows:

A. Except as otherwise fixed by or pursuant to the provisions of this Certificate relating to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances, the number of directors constituting the Board of Directors shall be no less than one, as fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. No director need be a stockholder.

B. Subject to the rights of holders of any subsequently issued class or series of Preferred Stock, the directors of the Corporation shall be divided by the Board of Directors into three classes (the “CLASSIFIED DIRECTORS”) with the first class (“CLASS I”), second class (“CLASS II”) and third class (“CLASS III”) each to consist as nearly as practicable of an equal number of directors. The term of office of the initial Class I directors shall expire at the first annualmeeting of stockholders following the effectiveness of this Restated Certificate of Incorporation by filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “EFFECTIVE TIME”), the term of office of the initial Class II directors shall expire at the second annual meeting of stockholders following the Effective Time, and the term of office of the initial Class III directors shall expire at the third annual meeting of stockholders following the Effective Time, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, the Classified Directors elected to succeed those Classified Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders following their election.

C. The directors of the Corporation need not be elected by written ballot unless the Bylaws otherwise provide.

D. A director of the Corporation may be removed only for cause. For purposes of removal of a director of the Corporation, “cause” shall mean (a) a final conviction of a felony involving moral turpitude or (b) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of this definition of “cause,” no act, or failure to act, by a director shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any Affiliate of the Corporation. “Cause” shall not exist unless and until the Corporation has delivered to the director a written notice of the act or failure to act that constitutes “cause” and such director shall not have cured such act or omission within 90 days after the delivery of such notice. As used in this Certificate, “Affiliate” has the meaning given such term under Rule 12b-2 of the Securities Exchange Act of 1934.

Sixth: Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. A special meeting of the stockholders may be called, and business to be considered at any such meeting may be proposed, at any time exclusively by the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the members of the Board of Directors, and no stockholder of the Corporation shall require the Board of Directors to call a special meeting of stockholders or to propose business at a special meeting of stockholders. The books of the Corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

Seventh: From and after the date (the “WRITTEN CONSENT PROHIBITION TRIGGER DATE”) that Santo Holding (Deutschland) GmbH and its Affiliates (collectively, “SANTO”) own less than 40% of the then outstanding shares of Common Stock (and regardless of whether Santo, at any time after the Written Consent Prohibition Trigger Date, owns 40% or more of the then outstanding Common Stock), (i) no action required to be taken or that may be taken at any meeting of holders of Common Stock may be taken without a meeting and (ii) the power of holders of Common Stock to consent in writing, without a meeting, to the taking of any action is specifically denied.

Eighth: The Corporation shall indemnify any Person (as hereinafter defined) who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Eighth is in effect. Any repeal or amendment of this Article Eighth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Eighth. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended, provided that the Corporation shall be entitled to participate in or, at its option, to assume the defense, appeal or settlement of such proceeding. If a claim for indemnification or advancement of expenses hereunder is not paidin full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such actionthat such indemnification or advancement of costs of defense is not permitted under the DGCL, but the burden of proving such defense shall be on theCorporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise. “Person” as used herein means any corporation, partnership, limited liability company, association, firm, trust, joint venture, political subdivision or instrumentality.

The Corporation may additionally indemnify any employee or agent of the corporation to the fullest extent permitted by law.

Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article Eighth shall extend to the proceedings involving the negligence of such Person.

As used herein, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, orproceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

Ninth: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’sduty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Ninth by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Ninth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the DGCL.

Tenth: All of the power of the Corporation, insofar as it may be lawfully vested by this Certificate in the Board of Directors, is hereby conferred upon the Board of Directors. In furtherance of an not in limitation of that power or the powers conferred by law, a majority of directors then in office (or such higher percentage as may be specified in the Bylaws with respect to any provision thereof) shall have the power to adopt, amend and repeal the Bylaws of the Corporation. Notwithstanding any other provisions of this Certificate or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate, the affirmative vote of the holders of not less than 66 2/3 percent of the outstanding shares of the Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required for the alteration, amendment, or repeal of the Bylaws or adoption of new Bylaws by the stockholders of the Corporation.

Eleventh: Notwithstanding any other provisions of this Certificate or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate, the affirmative vote of the holders of not less than 66 2/3 percent of the outstanding shares of the Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, Article Fifth, Article Sixth, Article Seventh, Article Tenth or this Article Eleventh of this Certificate.

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Under penalties of perjury, this 29th day of May, 2002, the undersigned certifies that he is an authorized officer of Eon Labs, Inc., that the above stated facts are true and that the filing of this Restated Certificate of Incorporation constitutes the valid act of Eon Labs, Inc.

EON LABS, INC.

/s/ BERNHARD HAMPL
Bernhard Hampl, Ph.D.
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
EON LABS, INC.

FILED IN THE OFFICE OF
THE SECRETARY OF STATE OF THE STATE OF DELAWARE
ON JUNE 1, 2004

Filed pursuant to Section 242 of the Delaware General Corporation Law

THE UNDERSIGNED, being the duly appointed and acting Vice President, Finance, Secretary, Treasurer and Chief Financial Officer of Eon Labs, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies on behalf of the Corporation and not in his individual capacity, as follows:

A.            The name of the corporation is Eon Labs, Inc.

B.            The Certificate of Incorporation of the Corporation was filed with the Secretary of State on March 17, 1992, a Restated Certificate of Incorporation was filed on September 25, 1995, an amendment was filed on December 13, 2000, a Restated Certificate of Incorporation was filed on November 15, 2001, an amendment was filed on February 22, 2002, an amendment was filed on May 21, 2002 and a Restated Certificate of Incorporation was filed on May 29, 2002.

C.            This Certificate of Amendment (this “Certificate”) was duly adopted by vote of the Company’s Board of Directors and stockholders in accordance with the applicable provisions of Section 242 of the DGCL.  This Certificate shall be effective upon filing with the Secretary of State of the State of Delaware in accordance with the provisions of Section 103 of the DGCL.

D.            The Restated Certificate of Incorporation of the Company is hereby amended by deleting the first paragraph of Article Fourth in its entirety and replacing it with the following:

“FOURTH             The total number of shares of all classes of stock which the Corporation shall have authority to issue is 105,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock, par value $.01 (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, par value $.01 (“Preferred Stock”).”

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IN WITNESS WHEREOF, I have made and signed this Certificate this 1st day of June 2004 and affirm the statements contained herein as true under penalties of perjury.

/s/ William F. Holt
William F. Holt
Vice President, Finance, Secretary, Treasurer and Chief Financial Officer